SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 12, 1999



                                   ACCOM, INC.
             (Exact name of registrant as specified in its charter)




     Delaware                       0-26620                      94-3055907
  (State or other               (Commission File              (I.R.S. Employer
  jurisdiction of                    Number)                 Identification No.)
   incorporation)




     1490 O'Brien Drive Menlo Park, California                       94025
     (Address of principal executive offices)                     (Zip Code)





       Registrant's telephone number, including area code: (650) 328-3818

Item 5.  Other Events.

                  On March 12, 1999, Accom, Inc. (the "Company") issued Senior Subordinated Convertible Notes in the aggregate principal amount of $3,500,000 (the "Notes") to a group of six investors (the "Investors") led by American Bankers Insurance Group, Inc. ("American Bankers"). The Notes were issued pursuant to the Note Purchase Agreement (as defined in Item 7).

                  The Notes mature on March 12, 2004 and bear interest at the rate of 6% per annum payable quarterly beginning on June 30, 1999. The Notes were issued to the Investors pursuant to an exemption under the Securities Act of 1933, as amended. The Company will use the proceeds from the issuance of the Notes for the repayment of indebtedness.

                  The Notes are convertible into shares of the Company's common stock at any time at the option of the holders. The number of shares of the Company's common stock to be received upon conversion is calculated by dividing the outstanding principal amount of the Notes by a conversion price of $1.30, subject to certain adjustments. Assuming the conversion of all Notes on March 13, 1999 at the $1.30 conversion price, the Investors, in the aggregate, would own approximately 21% of outstanding shares of the Company's common stock, based upon the 10,125,164 shares of the Company's common stock outstanding on March 12, 1999. To permit American Bankers to convert its Notes, the Company amended the Preferred Shares Rights Agreement, dated as of September 13, 1996 and subsequently amended, between the Company and U.S. Stock Transfer Corporation.

                  In connection with the issuance of the Notes, the Company and the Investors entered into an Investor Rights Agreement, dated as of March 12, 1999 (the "Investor Rights Agreement"), which, among other things, grants certain demand and piggyback registration rights with respect to the common stock of the Company issuable upon conversion of the Notes. In addition, the Company expanded its Board of Directors from four to five directors, and on March 12, 1999, Eugene M. Matalene, Jr., a director of American Bankers, was appointed as the Company's fifth director.

                  Also in connection with the issuance of the Notes, the Company and LaSalle Business Credit, Inc. ("LaSalle") entered into the First Amendment to the LaSalle Credit Agreement (as defined in Item 7).

                  Copies of the Note Purchase Agreement, the First Amendment to the LaSalle Credit Agreement and the Company's press release announcing the private placement are attached hereto as exhibits. Copies of the form of the Notes and the form of the Investor Rights Agreement are attached as exhibits to the Note Purchase Agreement.

                               Page 2 of 4 pages

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)      Exhibits.

             99.1 Note Purchase Agreement, dated of March 12, 1999, among the Company, American Bankers and the several other purchasers named in Annex I thereto (the "Note Purchase Agreement") with exhibits attached thereto.

             99.2 First Amendment to Loan and Security Agreement, dated as of March 11, 1999, between the Company and LaSalle (the "First Amendment to LaSalle Credit Agreement").

             99.3 Press Release, dated as of March 15, 1999, of the Company announcing the private placement.



                               Page 3 of 4 pages

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCOM, INC.,
                                    a Delaware corporation



                                    By:      /s/ JUNAID SKEIKH
                                        ----------------------------------------
                                    Name:    Junaid Sheikh
                                    Title:   Chief Executive Officer
March 25, 1999


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